CODES OF ETHICS

III.            CODES OF ETHICS

AETOS MULTI-STRATEGY ARBITRAGE FUND, LLC
AETOS DISTRESSED INVESTMENT STRATEGIES FUND, LLC
AETOS LONG/SHORT STRATEGIES FUND, LLC
and
AETOS ALTERNATIVES MANAGEMENT, LP

Code of Ethics Pursuant to Rule 17j-1 of the Investment Company Act

Introduction

Aetos Multi-Strategy Arbitrage Fund, LLC, Aetos Distressed Investment Strategies Fund, LLC and Aetos Long/Short Strategies Fund, LLC (each, a "Fund" and, collectively, the "Funds") and Aetos Alternatives Management, LP (the "Adviser") recognize the importance of high ethical standards in the conduct of their business and require that this Code of Ethics (the "Code") be observed by each Access Person (defined below in Section III a.). All recipients of this Code are hereby directed to read it carefully, retain it for future reference and abide by the rules and policies set forth herein.

While compliance with the provisions of this Code is anticipated, Access Persons should be aware that in response to any violations, the Funds and the Adviser will take whatever action is deemed appropriate under the circumstances including, but not necessarily limited to, dismissal of such Access Person. Technical compliance with the procedures of this Code will not automatically insulate from scrutiny trades that show a pattern of abuse of an individual's fiduciary duties1 to the Funds.

Purpose

This Code has been adopted by the Funds and the Adviser pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act"). Rule 17j-1 generally prohibits fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by investment companies, if effected by persons associated with such companies. The purpose of this Code is to provide regulations and procedures consistent with the 1940 Act and Rule 17j-1.

The basic tenets of Rule 17j-1 are as follows:

It is unlawful for any Access Person, principal underwriter for a Fund or affiliated person2 of a principal underwriter for a Fund, in connection with the purchase or sale, directly or indirectly, by such person of a Security Held or to Be Acquired (as defined below in Section III m.) by a Fund:

to employ any device, scheme or artifice to defraud the Funds,

[1]	A fiduciary duty is a duty to act for someone else's (i.e., our Fund shareholders) benefit, while subordinating one's personal interests to that of the other person. It is the highest standard of duty imposed by law.
[2]	Affiliated person as such term is defined in Section 2(a)(3) of the 1940 Act.

to make to the Funds any untrue statement of a material fact or to omit to state to the Funds a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading, or to engage in any act, practice, or course of business that operates or would operate as a fraud or deceit upon the Funds, or to engage in any manipulative practice with respect to the Funds.

Definitions

"Access Person," means any manager, officer, trustee, general partner, or Advisory Person of the Funds or the Adviser.

"Advisory Person" means (1) any director, officer, general partner or employee of the Funds or the Adviser, or of any company in a control relationship to the Funds or the Adviser, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Security by the Funds, or whose functions relate to the making of any recommendations with respect to such purchases or sales and (2) any natural person in a control relationship to the Funds or the Adviser who obtains information concerning recommendations made to the Funds or the Adviser with regard to the purchase or sale of a Security by the Funds.

"Independent Manager" is anyone who sits on the Board of Managers of the Funds (the "Board of Managers") and who has no relationship with the Funds other than that of serving as a member of the Board of Managers, and who is not otherwise classifiable as an Access Person or an Advisory Person; and who is not an "interested person" of the Funds within the meaning of Section 2(a)(19) of the 1940 Act.

"Investment Personnel" means (1) any employee of the Funds or the Adviser (or of any company in a control relationship to the Funds or the Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Funds and (2) any natural person who controls the Funds or the Adviser and who obtains information concerning recommendations made to the Funds regarding the purchase or sale of securities by the Funds.

A Security is "being considered for purchase or sale" when a recommendation to purchase or sell a Security has been made and communicated or, with respect to the person making the recommendation, when such person considers making such a recommendation or when there is any outstanding order to purchase or sell that security.

"Control" means the power to exercise a controlling influence over the management or policies of the Funds or the Adviser. See Section 2(a)(9) of the 1940 Act.

"Beneficial Ownership" means ownership of securities or securities accounts by or for the benefit of a person, or such person's "family member," including any account in which the person or family member of that person holds a direct or indirect beneficial interest, retains discretionary investment authority or exercises a power of attorney. The term "family member" means any person's spouse, child or other relative, whether related by blood, marriage, or otherwise, who either resides with, is financially dependent upon, or whose investments are controlled by that person. The term also includes any unrelated individual whose investments are controlled and whose financial support is materially contributed to by that person, such as a "significant other."

"Security" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include shares of registered open-end investment companies, securities issued by the Government of the United States, short term debt securities which are "government securities" within the meaning of Section 2(a)(16) of the 1940 Act, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements. For purposes of this Code, “Security” shall include cryptocurrencies and other similar digital assets other than those specifically excepted by the Compliance Officer.

"Security Held or to Be Acquired" shall mean (i) any Security which, within the most recent 15 days, is or has been held by the Fund or is being or has been considered by the Fund or the Adviser for purchase by the Fund, and (ii) any option to purchase or sell (and any security convertible into or exchangeable for) such Security.

"Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, as amended, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

"Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) or Section 4(5) or pursuant to Rules 504, 505 or 506 under the Securities Act of 1933, as amended.

"Purchase or Sale of a Security" includes, among other things, the writing of an option to purchase or sell a Security.

"Compliance Officer" shall mean, with respect to the Funds or the Adviser, the person appointed by the Board of Managers or management of the Adviser, as the case may be, to administer the Code and shall include other person(s) designated by the Compliance Officer to administer the Code.

"Access Person of an Affiliated Underwriter" shall mean any director, officer or general partner of an Affiliated Underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding the purchase or sale of Securities by the Fund for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of Securities.

"Affiliated Underwriter" shall mean any principal underwriter of a Fund that (i) is an affiliated person, as such term is defined in Section 2(a)(3) of the 1940 Act, of the Fund or the Adviser or (ii) has an officer, director or general partner who serves as an officer, director or general partner of the Fund or the Adviser.

Exempted Transactions

The prohibitions of Section V of this Code shall not apply to:

Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control.

Open-end mutual funds, including money market funds purchased or sold directly through the Funds or its transfer agent.

Purchases that are made by reinvesting cash dividends pursuant to an automatic dividend or distribution reinvestment program or employee stock option plan (this exception does not apply to optional cash purchases).

U.S. Government Securities purchased directly from the U.S. Government.

Bank certificates of deposits purchased directly from a bank.

Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

Purchases or sales which are non-volitional on the part of either the Access Person, the Funds or the Adviser.

Compliance Procedures

General Prohibition:

No Access Person shall purchase or sell directly or indirectly, any Security in which he or she has, or by reason of such transaction acquires, any Beneficial Ownership and which he or she knows or should have known at the time of such purchase or sale;

is being considered for purchase or sale by the Funds, or

is being purchased or sold by the Funds.

Conflicts of Interest:

Each Access Person has the duty to disclose to the Funds and the Adviser, as the case may be, any interest whatsoever that he or she may have in any firm, corporation or business unit with which he or she is called upon to deal as part of his or her assigned duties with the Funds or the Adviser, or any other activity that the Access Person reasonably believes presents a potential conflict of interest. This disclosure should be timely so that the Funds or the Adviser may take such action concerning the conflict as deemed appropriate by the Compliance Officer or the General Counsel of the Adviser.

Gifts:

Access Persons may not accept any fee, commission, gift, or services, other than de minimis gifts, from any persons or entities doing business with or on behalf of the Funds.

Service as a Board Member:

If one or more Funds invest in Securities other than interests in private investment funds, no Investment Personnel may serve on the board of a publicly traded company unless prior authorization is obtained from the Compliance Officer based on a determination that (1) the business of such company does not conflict with the interests of the Funds, (2) service would be consistent with the best interests of the Funds and its shareholders, and (3) service is not prohibited by law. If such service is authorized, procedures will then be put in place to isolate such Investment Personnel serving as managers of outside entities from those making investment decisions on behalf of the Funds.

Advance notice should be given so that the Funds or the Adviser may take such action concerning the conflict as deemed appropriate by the Compliance Officer.

Initial Public Offerings and Limited Offerings:

Investment Personnel must obtain prior approval from the Compliance Officer before directly or indirectly acquiring Beneficial Ownership in any securities in an Initial Public Offering or in a Limited Offering. Those Investment Personnel who have obtained prior approval and made an investment in an Initial Public Offering or a Limited Offering must disclose that investment to the Compliance Officer when such Investment Personnel play a part in any subsequent consideration of an investment in the issuer by a Fund. Under such circumstances, the decision by a Fund to purchase securities of the issuer of the Initial Public Offering or the Limited Offering must be subject to independent review by the Compliance Officer or Investment Personnel with no personal interest in the issuer.

Purchases or Sales by Investment Personnel:

No Investment Personnel may purchase an interest in a private investment fund without the prior approval of the Compliance Officer. If one or more Funds invest in Securities other than interests in private investment funds, no Investment Personnel may execute a personal Securities transaction within seven (7) calendar days before and after a Fund trades in that Security.

Short-Term Trading Profits:

If one or more Funds invest in Securities other than interests in private investment funds, Investment Personnel may not profit from the purchase and sale, or sale and purchase, of the same or equivalent Securities within 60 calendar days.

Violations and Sanctions

All Access Persons must report any violations or potentials violations of this Code promptly to the Compliance Officer.

If the Compliance Officer discovers that an Access Person has violated any provision of the Code, the Adviser may impose such sanctions as he or she deems appropriate, including, but not limited to, a letter of censure, suspension with or without pay, or termination of employment. Any such violation shall be reported to the Board of Managers at the next meeting of the Board of Managers occurring after the Compliance Officer becomes aware of the violation.

Any profits realized on personal transactions in violation of the Code must be disgorged in a manner directed by the Adviser.

Reporting and Monitoring

The Compliance Officer shall monitor the personal trading activity of all Access Persons pursuant to the procedures established under this Code. The Adviser uses Compliance Science (“ComplySci”), a web-based compliance tool through which employees make all required compliance disclosures and certifications and through which all personal trading approvals and related record-keeping are processed and maintained, for reporting and monitoring. Each employee has a unique log-in that will allow them to access ComplySci. New hires will receive an e-mail upon beginning their employment with instructions on registering on ComplySci. Any questions regarding ComplySci should be directed to the Compliance Officer.

Each Access Person, except the Independent Managers3, shall submit to the Compliance Officer through ComplySci:

Initial Holdings Reports. No later than 10 days after the person becomes an Access Person, the following information (which must be current as of a date no more than 30 days prior to the date the person becomes an Access Person):

The title, number of shares and principal amount of each Security in which the Access Person had any Beneficial Ownership when the person became an Access Person;

The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

The date that the report is submitted by the Access Person.

Quarterly Transaction Reports. No later than 30 days after the end of a calendar quarter, the following information:

With respect to any transaction during the quarter in a Security in which the Access Person had any Beneficial Ownership:

[3]	Independent Managers may be required to file a Quarterly Transaction Report — see Section VII C. below.

The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Security involved;

The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

The price of the Security at which the transaction was effected;

The name of the broker, dealer or bank with or through which the transaction was effect; and

The date that the report is submitted by the Access Person.

With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

The name of the broker, dealer or bank with whom the Access Person established the account;

The date the account was established; and

The date that the report is submitted by the Access Person.

Annual Holdings Reports. Annually, the following information (which information must be current as of a date no more than 45 days before the report is submitted):

The title, number of shares and principal amount of each Security in which the Access Person had any Beneficial Ownership;

The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

The date that the report is submitted by the Access Person.

The reports noted above in this Section VII B are not required with respect to any Security held in an account referred to in Section IV(a) of this Code.

An Independent Manager need only file a Quarterly Transaction Report if he or she, at the time of a transaction, knew, or in the ordinary course of fulfilling his or her official duties as a member of the Board of Managers, should have known that during the 15 day period immediately preceding or following the date of the transaction in a Security by the Independent Manager the Security was purchased or sold by a Fund or was considered for purchase or sale by a Fund.

Any Access Person of an Affiliated Underwriter shall also submit the reports described in Section VII B. of this Code. The Compliance Officer will notify any Access Person of an Affiliated Underwriter of his or her obligation to file the reports described in Section VII B. of this Code.

Each Access Person shall annually certify through ComplySci that he or she has received, read and understood the Code and that he or she is subject to and has complied with each of the Code's provisions applicable to such person. Each newly hired Access Person shall certify through ComplySci that he or she has received, read and understood the Code. Upon any material change to this Code, each Access Person shall certify through ComplySci that he or she has received, read and understood the amended Code and that he or she is subject to and has complied with each of the Code's provisions applicable to such person.

The Compliance Officer shall prepare annually a written report for the Board of Managers which (1) describes any issues arising under the Code since the last report to the Board of Managers, including, but not limited to, information about material violations of the Code and sanctions imposed in response thereto and (2) certifies that the Funds, the Adviser and any Affiliated Underwriter have adopted procedures reasonably necessary to prevent Access Persons or Access Persons of an Affiliated Underwriter from violating the Code.

All reports furnished pursuant to this Code will be maintained on a confidential basis and will be reasonably secured to prevent access to such records by unauthorized personnel.

An Access Person need not make a Quarterly Transaction Report under Section VII B(ii) if all of the information required in such report would duplicate information (1) contained in broker trade confirmations or account statements received by a Fund or the Adviser with respect to the Access Person in the time period required by Section VII B(ii) or (2) required to be recorded under Rule 204-2(a)(12) under the Investment Advisers Act of 1940, as amended.

Recordkeeping

The Funds and the Adviser will maintain the following records at their principal place of business by such means permissible under the conditions described in Rule 31a-2 of the 1940 Act and Rule 204-2 of the Advisers Act (or under no-action letters or interpretations under these rules) and make these records available to the SEC or any representative of the SEC at any time and from time to time for reasonable periodic, special or other examination:

A copy of this Code in an easily accessible place;

A record of any violation of the Code, and any action taken as a result of the violation, in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

A copy of each report made by an Access Person for at least five years after the end of the fiscal year in which the report is made, the first two years in an easily accessible place;

A record of all persons, currently or within the past five years, who are or were required to make reports as required by this Code, or who are or were responsible for reviewing these reports, in an easily accessible place;

A copy of each report required by Section VII E of the Code for at least five years after the end of the fiscal year in which the report is made, the first two years in an easily accessible place; and

A record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Personnel of securities under Section V E of the Code for at least five years after the end of the fiscal year in which the approval is granted.

Amendments

A.	Any material change to this Code must be approved by the Board of Managers, including a majority of the Independent Managers, within six (6) months after such material change has been adopted by the Adviser. Further:

i.	Any approval of a material change to this Code by the Board of Managers must be based on a determination that the amended Code contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by Rule 17j-1 under the 1940 Act; and

ii.	Prior to the approval of any amendments to this Code, the Fund or Adviser will provide the Board of Managers with a certification that it has adopted procedures reasonably necessary to prevent Access Persons from violating this Code.

B.	Any Affiliated Underwriter must adopt a written code of ethics that contains provisions reasonably necessary to comply with Rule 17j-1 of the 1940 Act. Any material change to such Affiliated Underwriter's code of ethics must be approved by the Board of Managers in the manner prescribed under Section IX A. of this Code.

AETOS ALTERNATIVES MANAGEMENT, LP

Code of Ethics Pursuant

Rule 204A-1 of the Investment Advisers Act

I.            Introduction

Aetos Alternatives Management, LP (the "Adviser") recognizes the importance of high ethical standards in the conduct of its business and requires that this Code of Ethics (the "Code") be observed by each Access Person and Supervised Person (as defined below in Sections III(a) and (l), respectively). All recipients of this Code are hereby directed to read it carefully, retain it for future reference and abide by the rules and policies set forth herein.

While compliance with the provisions of this Code is anticipated, Access Persons and Supervised Persons should be aware that in response to any violations, the Adviser will take whatever action is deemed appropriate under the circumstances including, but not necessarily limited to, dismissal of such Access Person or Supervised Person. Technical compliance with the procedures of this Code will not automatically insulate from scrutiny trades that show a pattern of abuse of an individual's fiduciary duties4 to the Adviser and clients of the Adviser.

II.            Purpose

This Code has been adopted by the Adviser pursuant to Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the "Advisers Act"). Pursuant to Rule 204A-1, registered investment advisers must adopt a code of ethics that sets forth standards of conduct for advisory personnel and requires compliance with federal securities laws.

III.            Definitions

a.	"Access Person," means (1) any Supervised Person who (a) has access to nonpublic information regarding any clients' purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any reportable fund, or (b) is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic; or (2) all directors, officers and partners of the Adviser.

b.	"Investment Personnel" means (1) any employee of the Adviser (or of any company in a control relationship to the Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Adviser and (2) any natural person who controls the Adviser and who obtains information concerning recommendations made to the Adviser regarding the purchase or sale of securities by the Adviser.

[4]	A fiduciary duty is a duty to act for someone else's (i.e., our clients) benefit, while subordinating one's personal interests to that of the other person. It is the highest standard of duty imposed by law.

c.	A Security is "being considered for purchase or sale" when a recommendation to purchase or sell a Security has been made and communicated or, with respect to the person making the recommendation, when such person considers making such a recommendation or when there is any outstanding order to purchase or sell that security.

d.	"Control" means the power to exercise a controlling influence over the management or policies of the Adviser. See Section 2(a)(9) of the Investment Company Act of 1940, as amended (the "1940 Act").

e.	"Beneficial Ownership" means ownership of securities or securities accounts by or for the benefit of a person, or such person's "family member," including any account in which the person or family member of that person holds a direct or indirect beneficial interest, retains discretionary investment authority or exercises a power of attorney. The term "family member" means any person's spouse, child or other relative, whether related by blood, marriage, or otherwise, who either resides with, is financially dependent upon, or whose investments are controlled by that person. The term also includes any unrelated individual whose investments are controlled and whose financial support is materially contributed to by that person, such as a "significant other."

f.	"Security" shall have the meaning set forth in Section 202(a)(18) of the Advisers Act, except that it shall not include direct obligations of the Government of the United States, shares issued by registered open-end investment companies other than reportable funds, shares issued by money market funds, shares issued by unit investment trusts that are invested exclusively in one or more registered open-end investment companies (none of which are reportable funds), bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements. For purposes of this Code, “Security” shall include cryptocurrencies and other similar digital assets other than those specifically excepted by the Compliance Officer.

g.	"Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, as amended (the "Securities Act"), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

h.	"Limited Offering" means an offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or Section 4(5) or pursuant to Rules 504, 505 or 506 under the Securities Act.

i.	"Purchase or Sale of a Security" includes, among other things, the writing of an option to purchase or sell a Security.

j.	"Reportable fund" means any fund for which the Adviser serves as investment adviser, as defined in Section 2(a)(20) of the 1940 Act, or any fund whose investment adviser or principal underwriter controls the Adviser, is controlled by the Adviser or is under common control with the Adviser.

k.	"Compliance Officer" shall mean the person appointed by the Adviser to administer the Code and shall include other person(s) designated by the Compliance Officer to administer the Code.

l.	"Supervised Person" shall mean any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of the Adviser, or other person who provides investment advice on behalf of the Adviser and is subject to the supervision and control of the Adviser.

IV.            Exempted Transactions

The prohibitions of Section V of this Code shall not apply to:

a.	Purchases or sales effected in any account over which the Access Person or Supervised Person has no direct or indirect influence or control.

b.	Open-end mutual funds, including money market funds purchased or sold directly through the Funds or its transfer agent.

c.	Purchases that are made by reinvesting cash dividends pursuant to an automatic dividend or distribution reinvestment program or employee stock option plan (this exception does not apply to optional cash purchases).

d.	U.S. Government Securities purchased directly from the U.S. Government.

e.	Bank certificates of deposits purchased directly from a bank.

f.	Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

g.	Purchases or sales which are non-volitional on the part of either the Access Person, the Supervised Person or the Adviser.

V.            Compliance Procedures

A.	General Prohibition:

No Access Person or Supervised Person shall purchase or sell directly or indirectly, any Security in which he or she has, or by reason of such transaction acquires, any Beneficial Ownership and which he or she knows or should have known at the time of such purchase or sale;

1.	is being considered for purchase or sale by the Adviser, or

2.	is being purchased or sold by the Adviser.

B.	Conflicts of Interest:

Each Access Person and Supervised Person has the duty to disclose to the Adviser, as the case may be, any interest whatsoever that he or she may have in any firm, corporation or business unit with which he or she is called upon to deal as part of his or her assigned duties with the Adviser, or any other activity that the Access Person or Supervised Person reasonably believes presents a potential conflict of interest. This disclosure should be timely so that the Adviser may take such action concerning the conflict as deemed appropriate by the Compliance Officer or the General Counsel of the Adviser.

C.	General Fiduciary Principles:

The following general fiduciary principles shall govern personal investment activities and the interpretation and administration of this Code:

1.	The interests of clients must be placed first at all times;

2.	All personal securities transactions must be conducted in a manner that is consistent with the Code and in a way to avoid any actual or potential conflicts of interest or any abuse of an Access Person or Supervised Person's position of trust and responsibility;

3.	Access Persons and Supervised Persons must not take advantage of their positions at the Adviser to misappropriate investment opportunities from clients; and

4.	All Access Persons and Supervised Persons must comply with the applicable federal securities law.[5]

D.	Gifts:

Access Persons may not accept any fee, commission, gift, or services, other than de minimis gifts, from any persons or entities doing business with or on behalf of the Adviser.

E.	Service as a Board Member:

If the Adviser invests in Securities other than interests in private investment funds, no Investment Personnel may serve on the board of a publicly traded company unless prior authorization is obtained from the Compliance Officer based on a determination that (1) the business of such company does not conflict with the interests of the Adviser, (2) service would be consistent with the best interests of the Adviser, and (3) service is not prohibited by law. If such service is authorized, procedures will then be put in place to isolate such Investment Personnel serving as managers of outside entities from those making investment decisions on behalf of the Adviser.

Advance notice should be given so that the Adviser may take such action concerning the conflict as deemed appropriate by the Compliance Officer.

[5]	For the purposes of this Code, "applicable federal securities laws" is defined as the Securities Act, the Exchange Act, the Sarbanes-Oxley Act of 2002, the 1940 Act, the Advisers Act, Title V of the Gramm-Leach-Bliley Act of 1999, any rules adopted by the Securities and Exchange Commission (the "SEC") under any of these statutes, the Bank Secrecy Act of 1970 as it applies to funds and investment advisers, any rules adopted thereunder by the SEC of the Department of the Treasury, and any applicable local legislation.

F.	Initial Public Offerings and Limited Offerings:

Access Persons must obtain prior approval from the Compliance Officer before directly or indirectly acquiring Beneficial Ownership in any securities in an Initial Public Offering or in a Limited Offering. Those Access Persons who have obtained prior approval and made an investment in an Initial Public Offering or a Limited Offering must disclose that investment to the Compliance Officer when such Access Persons play a part in any subsequent consideration of an investment in the issuer by the Adviser. Under such circumstances, the decision by the Adviser to purchase securities of the issuer of the Initial Public Offering or the Limited Offering must be subject to independent review by the Compliance Officer or Investment Personnel with no personal interest in the issuer.

G.	Purchases or Sales by Investment Personnel:

No Investment Personnel may purchase an interest in a private investment fund without the prior approval of the Compliance Officer. If the Adviser invests in Securities other than interests in private investment funds, no Investment Personnel may execute a personal Securities transaction within seven (7) calendar days before and after the Adviser trades in that Security.

H.	Short-Term Trading Profits:

If the Adviser invests in Securities other than interests in private investment funds, Access Persons may not profit from the purchase and sale, or sale and purchase, of the same or equivalent Securities within 60 calendar days.

VI.            Violations and Sanctions

All Access Persons and Supervised Persons must report any violations or potentials violations of this Code promptly to the Compliance Officer.

If the Compliance Officer discovers that an Access Person or Supervised Person has violated any provision of the Code, the Adviser may impose such sanctions as he or she deems appropriate, including, but not limited to, a letter of censure, suspension with or without pay, or termination of employment.

Any profits realized on personal transactions in violation of the Code must be disgorged in a manner directed by the Adviser.

VII.            Reporting and Monitoring

A.	The Compliance Officer shall monitor the personal trading activity of all Access Persons pursuant to the procedures established under this Code. The Adviser uses Compliance Science (“ComplySci”), a web-based compliance tool through which employees make all required compliance disclosures and certifications and through which all personal trading approvals and related record-keeping are processed and maintained, for reporting and monitoring. Each employee has a unique log-in that will allow him or her to access ComplySci. New hires will receive an e-mail upon beginning their employment with instructions on registering on ComplySci. Any questions regarding ComplySci should be directed to the Compliance Officer.

B.	Each Access Person shall submit to the Compliance Officer through ComplySci:

(i)	Initial Holdings Reports. No later than 10 days after the person becomes an Access Person, the following information (which must be current as of a date no more than 45 days prior to the date the person becomes an Access Person):

(a)	The title and type (including any applicable exchange ticker symbol or CUSIP number), number of shares and principal amount of each Security in which the Access Person had any Beneficial Ownership when the person became an Access Person;

(b)	The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

(c)	The date that the report is submitted by the Access Person.

(ii)	Quarterly Transaction Reports. No later than 30 days after the end of a calendar quarter, the following information:

(a)	With respect to any transaction during the quarter in a Security in which the Access Person had any Beneficial Ownership:

(1)	The date of the transaction (including any applicable exchange ticker symbol or CUSIP number), the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Security involved;

(2)	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(3)	The price of the Security at which the transaction was effected;

(4)	The name of the broker, dealer or bank with or through which the transaction was effect; and

(5)	The date that the report is submitted by the Access Person.

(iii)	Annual Holdings Reports. Annually, the following information (which information must be current as of a date no more than 45 days before the report is submitted):

(a)	The title and type (including any applicable exchange ticker symbol or CUSIP number), number of shares and principal amount of each Security in which the Access Person had any Beneficial Ownership;

(b)	The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

(c)	The date that the report is submitted by the Access Person.

The reports noted above in this Section VII B are not required with respect to any Security held in an account referred to in Section IV(a) of this Code.

C.	An Access Person shall not be required to submit a Quarterly Transaction Report with respect to transactions effected pursuant to any program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation, including any dividend reinvestment plan.

D.	An Access Person shall not be required to submit an Initial Holdings Report, Quarterly Transaction Report or Annual Holdings Report with respect to any securities held in accounts over which the Access Person has no direct or indirect influence or control.

E.	An Access Person need not make an Initial Holdings Report, Quarterly Transaction Report or Annual Holdings Report under Section VII B of this Code if all of the information required in such report would duplicate information contained in broker trade confirmations or account statements that the Adviser holds in its records so long so long as the confirmations or statements are received by the Adviser within 30 days after the end of the applicable calendar quarter.

F.	All reports furnished pursuant to this Code will be maintained on a confidential basis and will be reasonably secured to prevent access to such records by unauthorized personnel.

G.	Each Supervised Person shall complete an annual certification through ComplySci to acknowledge that he or she has received, read and understood the Code and that he or she is subject to and has complied with each of the Code's provisions applicable to such person. Each newly hired Supervised Person shall certify through ComplySci that he or she has received, read and understood the Code. Upon any material amendment to this Code, each Supervised Person shall also through ComplySci certify that he or she has received, read and understood the amended Code.

VIII.            Recordkeeping

The Adviser will maintain the following records at its principal place of business by such means permissible under the conditions described in Rule 204-2 of the Advisers Act (or under no-action letters or interpretations under this rule) and make these records available to the SEC or any representative of the SEC at any time and from time to time for reasonable periodic, special or other examination:

(a)	A copy of this Code and any other code of ethics that was in effect at any time within the past five years;

(b)	A record of any violation of the Code, and any action taken as a result of the violation;

(c)	A record of all written acknowledgements made pursuant to Section VII G of this Code for each person who is currently, or within the past five years was, a Supervised Person;

(d)	A record of each report made by an Access Person, including any information provided in lieu of such report pursuant to Section VII E;

(e)	A record of all persons, currently or within the past five years, who are or were Access Persons; and

(f)	A record of any decision, and the reasons supporting the decision, to approve the acquisition by an Access Person of securities under Section V F of the Code for at least five years after the end of the fiscal year in which the approval is granted.

IX.            Amendments

The Adviser may amend this Code as necessary or appropriate to achieve the purposes of Rule 204A-1 under the Advisers Act.